UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHEMBIO DIAGNOSTICS, INC.
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(Name of Registrant as Specified in Its Charter)

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CHEMBIO DIAGNOSTICS, INC.
3661 Horseblock Road
Medford, NY 11763
(631) 924-1135
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held June 19, 2014
The Annual Meeting of Shareholders of Chembio Diagnostics, Inc. will be held on June 19, 2014 at 10:30 am (local time) at Chembio, 3661 Horseblock Road, Medford, New York 11763, for the following purposes:
1.	To elect five directors to the Company's Board of Directors;
2.	To consider and vote upon a proposal recommended by the Board of Directors to ratify the selection of BDO USA L.L.C. to serve as our independent public accountants for the fiscal year ending December 31, 2014;
3.	To consider and vote on a proposal to approve, on an advisory basis, the compensation paid to our named executive officers (as that term is defined in this Proxy Statement for the 2013 Annual Meeting of Shareholders);
4. To consider and vote upon a proposal recommended by the Board of Directors to adopt the 2014 Stock Incentive Plan.
5.	To, in their discretion, vote upon an adjournment or postponement of the meeting; and
6.                    To transact any other business that properly may come before the Annual Meeting.

 Only the shareholders of record as shown on our transfer books at the close of business on April 21, 2014 are entitled to notice of, and to vote at, the Annual Meeting.  Our Annual Report for the fiscal year ended December 31, 2013 on Form 10-K is being provided to shareholders with this Proxy Statement.  The Annual Report is not part of the proxy soliciting material.

All shareholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy via the Internet or in the accompanying envelope (which requires no postage if mailed in the United States), as applicable.  The person executing the proxy may revoke it by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.
Important Notice regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 19, 2014:
The Proxy Statement, form of Proxy, and Annual Report to Shareholders for the fiscal year ended December 31, 2013 are available free of charge at http://www.chembio.com/investors/proxy/.  The Notice of Internet Availability of Proxy Materials was mailed to beneficial owners beginning on or about April 29, 2014.  Paper copies of the Proxy Materials will be mailed to shareholders of record beginning on or about May 1, 2014.
All shareholders are extended a cordial invitation to attend the Annual Meeting.  If you would like to obtain directions to be able to attend the Annual Meeting in person, please contact Ms. Bobbie Coco at (631) 924-1135 or bcoco@chembio.com.

On Behalf of the Board of Directors
/s/ John J. Sperzel III
Medford, New York                                                                                   John J. Sperzel III
April 28, 2014                                                                                          Chembio Diagnostics, Inc., Chief Executive Officer

PROXY STATEMENT

CHEMBIO DIAGNOSTICS, INC.
3661 Horseblock Road
Medford, NY 11763
(631) 924-1135

ANNUAL MEETING OF SHAREHOLDERS
To be held June 19, 2014

SOLICITATION AND REVOCATION OF PROXIES
This Proxy Statement is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Chembio Diagnostics, Inc., a Nevada corporation (referred to as the "Company" or "Chembio" or "we" or "us"), to be voted at the Annual Meeting of Shareholders to be held at 10:30 am (local time) on June 19, 2014 at Chembio, 3661 Horseblock Road, Medford, New York 11763, or at any adjournment or postponement of the Annual Meeting.  We anticipate that this Proxy Statement and the accompanying form of proxy will be first made available to shareholders on or about April 29, 2014.

In accordance with rules and regulations adopted by the SEC, we are furnishing proxy materials to our shareholders of record by (i) mailing a printed copy of the proxy materials, and (ii) providing Internet access to the proxy materials at http://www.chembio.com/investors/proxy/.  Both shareholders of record who receive a printed copy of proxy materials and shareholders of record who receive a Notice of Internet Availability of Proxy Materials will be permitted to access our proxy materials on the Internet.  In addition, shareholders of record who receive a Notice of Internet Availability of Proxy Materials can receive a printed copy of the proxy materials by requesting this information from the Company.  The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials.  The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.

A shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to our Secretary prior to the start of the Annual Meeting, by substituting a new proxy executed at a later date prior to the start of the Annual Meeting, or by requesting, in person at the Annual Meeting, that the proxy be returned.

The solicitation of proxies is to be made on the Internet and through mailings.  However, following the initial solicitation, further solicitations may be made by telephone or oral communication with shareholders.  Our officers, directors and employees may solicit proxies, but these persons will not receive compensation for that solicitation other than their regular compensation as employees.  Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to provide access to the solicitation materials to beneficial owners of the shares held of record by those persons.  We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing.  We will pay all expenses involved in preparing, assembling and mailing this Proxy Statement and the enclosed material.

VOTING SECURITIES
The close of business on April 21, 2014 has been fixed as the record date for the determination of holders of record of the Company's common stock, $0.01 par value per share, entitled to notice of and to vote at the Annual Meeting.  Each stockholder of record as of the close of business on the record date is entitled to one vote on each matter to be voted on at the Annual Meeting for each share of common stock held by such stockholder on the record date.  On the record date, 9,472,700 shares of common stock were outstanding and eligible to be voted at the Annual Meeting.  A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the shareholders.  If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, we intend to postpone or adjourn the Annual Meeting in order to solicit additional votes.  The form of proxy we are soliciting requests authority for the proxies, in their discretion, to vote the shareholders' shares with respect to a postponement or adjournment of the Annual Meeting.  At any postponed or adjourned meeting, we will vote any proxies received in the same manner described in this Proxy Statement with respect to the original meeting.

VOTING PROCEDURES
Votes at the Annual Meeting are counted by an inspector of election appointed by the Chairman of the meeting.  You can ensure that your shares are voted at the meeting by submitting your proxy card on the Internet, or by completing, signing, dating and returning the enclosed proxy form in the envelope provided, such that they are received no later than the day before the Annual Meeting.  Abstentions by those present at the Annual Meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes.  If a shareholder submits his or her proxy card and withholds authority to vote for any or all of the items, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes.  Rule 452 of the New York Stock Exchange (NYSE), which governs all brokers, permits brokers to vote their customers' stock held in street name on routine matters when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers' stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes. The ratification of the independent auditor is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.  While the advisory vote on the compensation of our named executive officers and the advisory vote on the frequency of such votes on compensation are routine matters, brokers are not allowed to vote on these matters unless they have received voting instructions from their customers.  The election of directors is a non-routine matter on which brokers are not allowed to vote unless they have received voting instructions from their customers.  Due to recent rule changes by the NYSE, your broker will no longer be allowed to vote your shares on the election of our directors without your specific instructions. Shares in the names of brokers that are not voted on a particular matter are treated as not present with respect to that matter.

We will announce voting results at the meeting, and we will publish the final results within four business days following the meeting on a Current Report on Form 8-K.

FORWARD-LOOKING STATEMENTS
This Proxy Statement includes "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  All statements other than statements of historical facts included in this Proxy Statement regarding our financial position, business strategy and plans and objectives of management for future operations and capital expenditures are forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
On April 21, 2014, there were 9,472,700shares of common stock issued and outstanding and eligible to be voted at the Annual Meeting.  The following table sets forth certain information regarding the beneficial ownership of our common stock on April 21, 2014 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors, each of our "named executive officers," and all of our directors.
Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended, and generally includes voting or investment power with respect to securities.  Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by him.
The beneficial ownership percent in the table is calculated with respect to the number of outstanding shares (9,472,700) of the Company's common stock outstanding as of April 21, 2014.  Each shareholder's ownership is calculated as the number of shares of common stock owned plus the number of shares of common stock into which any preferred stock, warrants, options or other convertible securities owned by that shareholder can be converted within 60 days of the date of calculation of the ownership number.
In this Proxy Statement, the term "named executive officer" refers to our principal executive officer and our two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of 2013.  The term "named executive officer" also refers to up to two additional individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as executive officers of the Company at the end of 2013.  There currently are no such additional individuals for the Company.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Davis, Katherine L. (1) 3661 Horseblock Road Medford, NY 11763	58,296.62%

DeBuono, Barbara (2) 3661 Horseblock Road Medford, NY 11763	30,079.32%

Esfandiari, Javan (3) 3661 Horseblock Road Medford, NY 11763	156,235	1.66%

Ippolito, Tom (4) 3661 Horseblock Road Medford, NY 11763	54,611.58%

Kissinger, Peter (5) 3661 Horseblock Road Medford, NY 11763	30,079.32%

Klugewicz, Sharon (6) 3661 Horseblock Road Medford, NY 11763	25,130.27%

Larkin, Richard (7) 3661 Horseblock Road Medford, NY 11763	77,995.83%

Meller, Gary 3661 Horseblock Road Medford, NY 11763	105,000	1.13%

Sperzel, John J. III(8) 3661 Horseblock Road Medford, NY 11763	-0-	0%

Steele, Michael (9) 3661 Horseblock Road Medford, NY 11763	12,785.14%

GROUP (10)	550,210	5.71%

Siebert, Lawrence Stanford, CT	839,511	9.00%

Pessin, Norman H. 366 Madison Ave, 14th Floor New York, NY 10017	449,770	4.82%

Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	670,980	7.20%

(1)	Includes 46,875 shares issuable upon exercise of options exercisable within 60 days.
(2)	Includes 30,079 shares issuable upon exercise of options exercisable within 60 days. Does not include 18,750 shares issuable upon exercise of options that are not exercisable within the next 60 days.
(3)	Includes 72,734 shares issuable upon exercise of options exercisable within 60 days. Does not include 20,000shares issuable upon exercise of options that are not exercisable within the next 60 days.
(4)	Includes 48,524 shares issuable upon exercise of options exercisable within 60 days.
(5)	Includes 30,079 shares issuable upon exercise of options exercisable within 60 days. Does not include 18,750 shares issuable upon exercise of options that are not exercisable within the next 60 days.
(6)	Includes 15,130 shares issuable upon exercise of options exercisable within 60 days. Does not include 26,500 shares issuable upon exercise of options that are not exercisable within the next 60 days.
(7)	Includes 57,592 shares issuable upon exercise of options exercisable within 60 days.
(8)	Includes no shares issuable upon exercise of options exercisable within 60 days. Does not include 250,000 shares issuable upon exercise of options that are not exercisable within the next 60 days.
(9)	Includes 12,785 shares issuable upon exercise of options exercisable within 60 days. Does not include 24,000 shares issuable upon exercise of options that are not exercisable within the next 60 days.
(10)	Includes footnotes (1)-(9).

AVAILABLE INFORMATION
Copies of our Annual Report on Form 10-K are being furnished to each shareholder with this Proxy Statement, and are available on the internet at http://www.chembio.com/investors/proxy/ pursuant to the instructions set forth in the attached "Notice Regarding the Availability of Proxy Materials."  Upon written request, we will provide, without charge, a copy of our Annual Report on Form 10K for the year ended December 31, 2013, to any shareholder of record, or to any shareholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on April 21, 2014.  Any request for a copy of these reports should be mailed to the Secretary, Chembio Diagnostics, Inc., 3661 Horseblock Road, Medford, NY  11763.  Shareholders may also receive copies of these reports by accessing the Company's website at www.chembio.com. We file annual, quarterly and current reports, Proxy Statements and other information in accordance with the Securities Exchange Act of 1934, as amended, with the SEC.  You may read and copy any reports, Proxy Statements or other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  In addition, the materials we file electronically with the SEC are available at the SEC's website at www.sec.gov.  The SEC's website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.    Information about the operation of the SEC's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.
ITEM 1.  ELECTION OF DIRECTORS
At the Annual Meeting, the shareholders will elect five directors to serve as our Board of Directors.  Each director will be elected to hold office until the next annual meeting of shareholders and thereafter until his/her successor is elected and qualified.  The affirmative vote of a plurality of the shares voted at the Annual Meeting in person or by proxy is required to elect each director.  Cumulative voting is not permitted in the election of directors.  In the absence of instructions to the contrary, the person named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management's nominees for directors.  All five nominees currently serve as directors of the Company.
It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board of Directors (the "Board") may recommend.
The following table sets forth, with respect to each nominee for director, the nominee's age, positions and offices with the Company, the expiration of the nominee's term as a director and the year in which the nominee first became a director.  Individual background information concerning each of the nominees follows the table.  For additional information concerning the nominees, including stock ownership and compensation, see "Executive Compensation," "Beneficial Ownership of the Company's Equity Securities", and "Certain Transactions With Management And Principal Shareholders."
Name	Age	Position(s) and Office(s) with the Company	Expiration of Term of Director	Initial Date as Director
Katherine L. Davis	57	Director and Chairman of the Board	2014 Annual Meeting	May 2007
Barbara DeBuono	59	Director	2014 Annual Meeting	June 2011
Peter Kissinger	69	Director	2014 Annual Meeting	June 2011
Gary Meller	64	Director	2014 Annual Meeting	March 2005
John J. Sperzel III	50	Chief Executive Officer, President and member of the Board	2014 Annual Meeting	March 2014

John J. Sperzel III (50), President, Chief Executive Officer and Director.  Mr. Sperzel was appointed Chief Executive Officer and President of Chembio Diagnostics, Inc. and a member of our Board in March 2014.  Prior to joining the Company, Mr. Sperzel, was the President and CEO of International Technidyne Corporation (ITC) from September 2011 to December 2013.  Mr. Sperzel served as President at Axis-Shield from September 2004 to September 2011.  He also has held senior leadership positions at Bayer Diagnostics (Siemens Dx), Instrumentation Laboratory, and Boehringer Mannheim Diagnostics (Roche Dx). Mr. Sperzel graduated from Plymouth State College in New Hampshire, with a B.S. in Business Administration/Management. He currently serves as an advisor to the board of the Diagnostic Marketing Association, and was the president of the board of that Association in 2007.  Mr. Sperzel's knowledge of, and experience in, the Company's specific business and its industry sector, together with the continuing current knowledge that he is accumulating about the Company in his position as CEO of the Company, made him an excellent candidate for serving on the Board.
Dr. Gary Meller M.D. (63), Director.  Dr. Meller was elected to our Board in March 15, 2005, and currently serves on the Board's Audit, Compensation, and Nominating And Corporate Governance Committees, including as Chairman of the Audit Committee.  In 2013, Dr. Meller also served as Chairman of the Board's Special Committee for handling certain strategic opportunities.  Dr. Meller has been the president of CommSense Inc., a healthcare business development company, since 2001.  CommSense Inc. works with clients in Europe, Asia, North America, and the Middle East on medical information technology, medical records, pharmaceutical product development and financing, health services operations and strategy, and new product and new market development.  From 1999 until 2001 Dr. Meller was the executive vice president, North America, of NextEd Ltd., a leading internet educational services company in the Asia Pacific region.  Dr. Meller also was a limited partner and a member of the Advisory Board of Crestview Capital Master LLC, which at one time was our largest stockholder. Dr. Meller is a graduate of the University of New Mexico School of Medicine and has an MBA from the Harvard Business School.  Dr. Meller's experience in the medical field both domestic and foreign (especially his experience with CommSense Inc.) as well as his financing experience made him an excellent candidate for serving on the Board.
Kathy Davis (57), Director.  Ms. Davis was elected to the Board in May 2007, and was elected in March 2014 to serve as Chair of the Board.  She currently serves on the Board's Audit, Compensation, and Nominating And Corporate Governance Committees, including as Chair of the Nominating And Corporate Governance Committee.  In 2014, Ms. Davis also served on the Board's CEO Search Committee, and in 2013 she served on the Board's Special Committee for handling certain strategic opportunities.  Since January 2007, Ms. Davis has been the owner of Davis Design Group LLC, a company that provides analytical and visual tools for public policy design.  Previously, from February 2005 to December 2006, she served as the Chief Executive Officer of Global Access Point, a start-up company with products for data transport, data processing, and data storage network and hub facilities.  From October 2003 to January 2005, Ms. Davis was Lieutenant Governor of the State of Indiana, and from January 2000 to October 2003 was Controller of the City of Indianapolis.  From 1989 to 2003, Ms. Davis held leadership positions with agencies and programs in the State of Indiana including State Budget Director, Secretary of Family & Social Services Administration, and Deputy Commissioner of Transportation. From 1982 to 1989 Ms. Davis held increasingly senior positions with Cummins Engine, where she managed purchasing, manufacturing, engineering, and assembly of certain engine product lines.  Ms. Davis also led the startup of and initial investments by a $50 million Indiana state technology fund, serves on the not-for-profit boards of Noble of Indiana, University of Evansville Institute of Global Enterprise, Purdue College of Science Dean's Leadership Council and Indiana University School of Public and Environmental Affairs Dean's Advisory Council. She has an MBA from Harvard Business School and a Bachelor of Science in Mechanical Engineering from the Massachusetts Institute of Technology.  Ms. Davis has varied experience in business, political and financial areas that made her an excellent candidate for serving on the Board.

Dr. Barbara DeBuono M.D., M.P.H., (58), Director. Dr. DeBuono was elected to the Company's Board of Directors in June 2011 and currently serves on the Board's Compensation and Nominating And Corporate Governance Committees, including as Chair of the Compensation Committee.  In 2014, she also served as Chair of the Board's CEO Search Committee.  Dr. DeBuono is a renowned expert in public health innovation, health policy, education and research. Dr. DeBuono currently serves as Senior Vice President for Market Development at TREO Solutions, a data analytics and health system transformation company based in New York. Previously she held the post of President and CEO of ORBIS International, which is dedicated to saving sight and eliminating avoidable blindness worldwide. From 2009-2011, Dr. DeBuono was Chief Medical Officer, Partner and Global Director of Health and Social Marketing at Porter Novelli, and from 2000-2008 she was Executive Director, Public Health and Government at Pfizer Inc. Dr. DeBuono has served as Commissioner of Health for the state of New York and as Director of Health in Rhode Island and she was honored by the CDC Foundation in 2005 as one of five Public Health Heroes nationwide. She serves as adjunct professor at The George Washington University School of Public Health, and is a co-founder of The MAIA Foundation, a charity dedicated to women's health in sub-Saharan Africa. A Fellow of the American College of Physicians, Dr. DeBuono received her B.A. from the University of Rochester, her M.D. from the University of Rochester, School of Medicine, and a Masters in Public Health (M.P.H.) from Harvard University School of Public Health. Dr. DeBuono's experience in and knowledge of, both domestic and international, public health services, public health innovations, and the medical field make her an excellent candidate for serving on the Board.
Dr. Peter Kissinger, Ph.D. (68), Director. Dr. Kissinger was elected to the Company's Board of Directors in June 2011 and currently serves on the Board's Audit and Compensation Committees.  In 2014, he also served on the Board's CEO Search Committee.  Dr. Kissinger is a scientist, entrepreneur and academic, with a multi-faceted career in biotechnology and biomedical technologies.  He is a Professor of Chemistry and Associate Department Head at Purdue University, West Lafayette, Indiana, and is the founder of Bioanalytical Systems, Inc. (NASDAQ: BASI), which he led from 1974-2007.  Dr. Kissinger's academic research has involved the study of modern liquid chromatography techniques, and in vivo methodology for drug metabolism and the neurosciences.  Dr. Kissinger has published more than 230 scientific papers and is a Fellow of the American Association of Pharmaceutical Scientists and the American Association for the Advancement of Science.  In 2005, he became the Chairman of Prosolia, which markets mass spectrometry innovations for life science, industrial and homeland security applications.  In 2007, he and Candice Kissinger founded Phlebotics, Inc., a medical device company focused on diagnostic information for intensive care medicine. He is a columnist for the trade publication Drug Discovery News. Dr. Kissinger received a B.S. in Chemistry from Union College, Schenectady, N.Y. and a Ph.D. in Analytical Chemistry from the University of North Carolina in Chapel Hill.  Dr. Kissinger has knowledge of and experience in biotechnology and biomedical technologies as well as publicly-traded companies, all of which make him an excellent candidate for serving on the Board.
Required Vote; Board Recommendation
The affirmative vote of a plurality of the shares voted at the Annual Meeting in person or by proxy is required to elect each director.  The Board of Directors unanimously recommends that the shareholders vote FOR the election of the five nominees listed above.

INFORMATION REGARDING THE BOARD OF DIRECTORS
 AND EXECUTIVE OFFICERS
Other Executive Officers
The following table sets forth, with respect to each executive officer, the officer's age, the officer's positions and offices with the Company, the expiration of his term as an officer and the period during which he has served either the Company or Chembio Diagnostic Systems Inc.  Additional information regarding employment contracts for Mr. Sperzel, Ms. Klugewicz and Mr. Esfandiari, may be found under "Executive Compensation."
Name	Age	Position With Company	Initial Date as Officer	Expiration of Term
John J. Sperzel III*	50	Chief Executive Officer, President	2014	March 13, 2017
Richard J. Larkin	57	Chief Financial Officer	2003	**
Sharon Klugewicz	45	Chief Operating Officer	2013	May 22, 2015
Javan Esfandiari	47	Sr. VP. of Research & Development	2004	March 5, 2016
Tom Ippolito	50	Vice President of Regulatory Affairs, Quality Assurance and Quality Control	2005	**
___________________________
* Information concerning Mr. Sperzel's background is included under "Item 1. Election of Directors".
** No employment term
Richard J. Larkin (57), Chief Financial Officer.  Mr. Larkin joined Chembio Diagnostic Systems, Inc. in September 2003, and serves as Chief Financial Officer (CFO). Prior to joining the company, Mr. Larkin served as CFO at Visual Technology Group. He previously served as CFO at Protex International Corporation. Mr. Larkin received a BBA in Accounting from Dowling College and is a member of the American Institute of Certified Public Accountants.
Sharon Klugewicz (45), Chief Operating Officer.  Ms. Klugewicz joined Chembio Diagnostic Systems, Inc. in September 2012, and serves as Chief Operating Officer (COO). Prior to joining the company, Ms. Klugewicz served as Sr. Vice President, Scientific & Laboratory Services at Pall Corporation. She previously held a number of positions in the Pall Life Science Division, including experience in global Quality Operations, Field Technical Service, Marketing, and Product Management. Ms. Klugewicz received a B.S. in Neurobiology from Stony Brook University and a M.S. in Biochemistry from Adelphi University.
Javan Esfandiari (47), Sr. VP of Research and Development.  Mr. Esfandiari joined Chembio Diagnostic Systems, Inc. in February 2000, and serves as Senior Vice President, Research & Development. Prior to joining the company, Mr. Esfandiari co-founded Sinovus Biotech AB, a Swedish biotech company where he served as Director of R&D until Chembio acquired Sinovus. He previously served as Director of R&D for On-Site Biotech. Mr. Esfandiari is the inventor of Chembio's patented Dual Path Platform (DPP®) technology and developed more than 30 rapid point-of-care diagnostic products in the human and veterinary fields. Mr. Esfandiari received a B.S. in Clinical Chemistry and studied to M. Sc. Level in Molecular Biology from Lund University, Sweden.
Tom Ippolito (50), VP of Regulatory Affairs, QA and QC.  Mr. Ippolito joined Chembio Diagnostic Systems, Inc. in June 2005, and serves as Vice President, Regulatory Affairs. Prior to joining the company, Mr. Ippolito served as Vice President, Regulatory and Quality at Biospecifics Technologies. He previously held a number of positions with United Biomedical, Biospecifics, Merck, Rhone Merieux, Organon Teknika, Analytab Products Inc., and Olympus. Mr. Ippolito holds the position of Course Director of the Fundamentals of Bioscience Program at the State University of Stony Brook and is the instructor for clinical development and regulatory affairs.
Michael Steele (48), VP of Sales, Marketing & Business Development.  Mr. Steele joined Chembio Diagnostic Systems, Inc. in August 2012, and serves as Vice President, Sales/Marketing/Business Development. Prior to joining the company, Mr. Steele served as Vice President, Business Development of Seracare Life Sciences, Inc., a global provider of products and services to in-vitro diagnostic and biopharmaceutical manufacturers. He previously held leadership positions at Serologicals Corporation, Corautus Genetics Inc., and Life Therapeutics Ltd. Mr. Steele received a B.S. in Psychology and a Master of Business Administration from James Madison University
Each of our officers serves at the pleasure of the Board of Directors.  There are no family relationships among our officers and directors.
Certain Transactions with Management and Principal Shareholders
On February 25, 2013, the Company granted options to purchase the following numbers of shares of the Company's common stock set forth below to the executive officers of the Company named below.  The exercise price for these options was the last traded market price for the Company's common stock on February 26, 2013, which was $5.56 per option.  The options become exercisable on the effective date of the grant.  Each option granted will expire and terminate, if not exercised sooner, upon the earlier to occur of (a) 30 days after termination of the employee's employment with the Company or (b) the fifth anniversary of the effective date of grant.
Name of Executive Officer	Number of Shares of Common Stock Options
Richard Bruce - Vice President of Operations	1,520
Javan Esfandiari – Sr. Vice President of R&D	4,765
Tom Ippolito - Vice President of Regulatory Affairs, QA & QC	1,775
Richard J. Larkin – Chief Financial Officer	1,670
Lawrence A. Siebert – Chief Executive Officer	5,215
Michael Steele – Vice President of Sales and Marketing	785
Sharon Klugewicz – Chief Operating Officer	630

The Company entered into an employment agreement effective March 5, 2013, with Mr. Esfandiari to continue as the Company's Senior Vice President of Research and Development for an additional term of three years through March 5, 2016.  The Company also entered into an employment agreement effective May 22, 2013, with Ms. Sharon Klugewicz to serve as Chief Operating Officer for a term of two years.  Effective April 19, 2013, the employment agreement of Mr. Siebert to serve as Chief Executive Officer was extended for one year, through May 11, 2014.  In September 2013, Mr. Siebert announced his intention to retire from the Company no later than the expiration in May 2014 of the then-current term of his employment agreement.  Mr. Siebert has entered into a six-month Consulting Agreement with the Company.  On March 13, 2014, Chembio Diagnostics, Inc. (the "Company") entered into an employment agreement (the "Employment Agreement") with Mr. John J. Sperzel III to serve as Chief Executive Officer of the Company beginning on March 13, 2014, and Mr. Siebert retired from his positions with the Company and entered into a six-month Consulting Agreement with the Company.  See "EXECUTIVE COMPENSATION" under Item 1 for more details.
Approval of Transactions with Related Persons
The Board of Directors reviews all transactions involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members are participants to determine whether such person has a direct or indirect material interest in the transaction.  All directors, director nominees and executive officers must notify us of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction is then reviewed by either the Board as a whole or the Audit Committee, which determines whether or not to approve the transaction.  After such review, the reviewing body approves the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders.
Director Independence
Our common stock trades on the NASDAQ.  Accordingly, we are subject to the corporate the governance standards of NASDAQ, which require, among other things, that the majority of the board of directors be independent. We define an "independent" director in accordance with the NASDAQ Global Market's requirements for independent directors.  Under this definition, we have determined that each of Katherine Davis, Barbara DeBuono, Peter Kissinger, and Gary Meller currently qualify as independent directors.  We do not list the "independent" definition we use on our internet website.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and beneficial owners of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  The Company believes that during the year ended December 31, 2013, each person who was an officer, director and beneficial owner of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements.
Board of Directors and Committees
The Board of Directors held ten meetings during the fiscal year ended December 31, 2013 and each director participated in at least 75% of those meetings and of meetings of the committees on which he/she served.  Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company's annual meeting of shareholders, the Company encourages each director to attend.  Mr. Siebert was the only member of the Board of Directors who was present at last year's annual meeting of shareholders.
Audit Committee
The Company's Audit Committee met four  times in 2013 and currently consists of Dr. Gary Meller (Chair), Katherine L. Davis, and Dr. Peter Kissinger.  The Board of Directors has determined that Ms. Davis is an "audit committee financial expert," as defined under the rules of the SEC.  Each of the members of the Audit Committee is deemed "independent" in accordance with the NASDAQ Global Market's requirements for independent directors.  This committee oversees, reviews, acts on and reports to our Board of Directors on various auditing and accounting matters including:  the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, and the performance of our independent accountants.  A copy of the committee's charter is available on the Company's website at www.chembio.com
Compensation Committee
The Company's Compensation Committee met four times in 2013 and currently consists of Dr. Barbara DeBuono (Chair), Katherine L. Davis, and Dr. Peter Kissinger.  Each of the Compensation Committee members is deemed "independent" in accordance with the NASDAQ Global Market's requirements for independent directors.  The Compensation Committee establishes salaries, incentives and other forms of compensation for executive officers.  The Compensation Committee also administers our incentive compensation plan.  The Compensation Committee's charter is available on the Company's website at www.chembio.com.  The Compensation Committee does not currently delegate its authority to any other party, and does not currently engage any compensation consultants to determine the amount or form of executive and director compensation.  Executive officers do not play a role in the determination or recommendation of the form or amount of any executive compensation paid.
Nominating And Corporate Governance Committee
The Company's Nominating And Corporate Governance Committee currently consists of Katherine L. Davis (Chair), Dr. Barbara DeBuono, and Dr. Gary Meller.  Each member of the committee is deemed "independent" in accordance with the NASDAQ Global Market's requirements for independent directors.  The committee (i) identifies individuals qualified to become members of the Board of Directors, (ii) recommends director candidates to the Company's Board of Directors, (iii) reviews, develops, updates as necessary, and recommends to the Company's Board of Directors corporate governance principles and policies, and (iv) monitors compliance with such principles and policies.  The committee's charter is available on the Company's website at www.chembio.com.  All the nominees for director included in this proxy statement were recommended by the Nominating And Corporate Governance Committee, which is comprised entirely of non-management directors.  The Nominating And Corporate Governance Committee met one time in 2013.

To be considered for nomination by the Board at the next annual meeting of shareholders, the nominations must be made by shareholders of record entitled to vote. Shareholder nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Company at the Company's principal business address, not less than 60 days nor more than 90 days prior to any meeting of the shareholders at which directors are to be elected. Each notice of nomination of directors by a shareholder shall set forth the nominee's name, age, business address, if known, residence address of each nominee proposed in that notice, the principal occupation or employment of each nominee for the five years preceding the date of the notice, the number of shares of the Company's common stock beneficially owned by each nominee and any arrangement, affiliation, association, agreement or other relationship of the nominee with any Company shareholder.
Shareholder Communications
Shareholders wishing to send communications to the Board may contact Ms. Katherine L. Davis, our Board Chair, at the Company's principal executive office address.  All such communications shall be shared with the members of the Board, or if applicable, a specified committee or director.
Leadership Structure of the Board
Previously, our chief executive officer (the "CEO") served as both the CEO and Chairman of the Board (the "Chairman").  However, when our previous CEO and Chairman retired, the Board re-evaluated the leadership structure of the Board and determined that separating the positions of CEO and Chairman was the best structure to fit the Company's then-current needs.  It was determined that this structure was preferable at this time given the recent hiring of the new CEO and the fact this structure provides a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.  However, our board has no fixed policy with respect to the separation of the offices of the Chairman and CEO.  Our Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems in the best interests of the Company and our stockholders at any given time.

Risk Management
Management is responsible for assessing and managing the Company's exposure to various risks.  At least annually, the Company goes through its assessment process to identify risk and develop plans to address them.  This process is led by the Chief Financial Officer.  The Audit Committee has oversight responsibility to review management's risk management process, including the policies and guidelines used by management to identify, assess and manage the Company's exposure to risk.  The Chief Financial Officer reports directly to the Audit Committee at least quarterly to provide an update on management's efforts to manage risk.  The Audit Committee also has oversight responsibility for financial risks.  The Board of Directors has oversight responsibility for all other risks.
Diversity
The Board recognizes the importance of diversity in business experience, education, and professional skills in selecting nominees for director.  The Board does not, however, have a formal policy concerning the consideration of diversity.
Audit Committee Report
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either of such Acts.
The Audit Committee oversees the Company's financial reporting process.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and the unaudited financial statements included in the Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended December 31, 2013.
The Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the auditors with the Committee under Statement on Auditing Standard No. 61, as amended.  In addition, the Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and the letter that the Committee received from the auditors that is required by the Independence Standards Board Standard No. 1.  The Committee considered whether the auditors' providing services on behalf of the Company other than audit services is compatible with maintaining the auditors' independence.
The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits.  The Committee meets with the independent auditors, with and without management present, to discuss the results of the auditors' examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.
In reliance on the reviews and discussions referred to above, the Committee approved and recommended to the Board inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.
The Audit Committee
Katherine Davis (Chair during period of approval of audited financial statements)
Dr. Gary Meller (Current Chair)
Dr. Peter Kissinger

April 21, 2014

EXECUTIVE COMPENSATION
The following table summarizes all compensation recorded by the Company in each of the last two completed fiscal years for our principal executive officer and our two most highly compensated executive officers other than our principal executive officer whose annual compensation exceeded $100,000.

Name / Principal Position	Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards ($)	Option Awards[3] ($)	All Other Compensation[5] ($)	Total ($)
Lawrence A. Siebert[4]	2013	$290,000	$50,750	$-	$21,610	$10,240	$372,600
CEO	2012	$290,000	$101,500	$-	$28,217	$10,400	$430,117

Javan Esfandiari	2013	$292,462	$44,625	$-	$141,078	$8,697	$486,862
Sr. VP-R&D	2012	$263,077	$89,250	$-	$24,811	$7,608	$384,746

Sharon Klugewicz	2013	$233,642	$5,950	$-	$18,551	$3,542	$261,685
COO	2012	$59,769	$5,950	$-	$109,451	$-	$175,170

1 Salary is total base salary.
2 Bonuses earned in 2013 were partially based on reaching certain objectives, which included revenue dollar levels and operating profit levels, additional amounts earned were discretionary.
3 The estimated fair value of any option or common stock granted was determined in accordance with ASC 718, "Stock-Based Payment".
4 During 2012 and 2013, Mr. Siebert also served as a director on the Company's Board.  Mr. Siebert did not receive any compensation for serving as a director.  In March 2014, Mr. Siebert retired from his positions with the Company and entered into a six-month consulting agreement.
5 Other compensation includes an employer match to 401(K) contributions and car allowances where applicable.

Employment Agreements
Mr. Sperzel.  Effective March 13, 2014 (the "Effective Date"), the Company entered into an Employment Agreement with John J. Sperzel III to serve as the Company's CEO for a term of three years.  The Company will pay Mr. Sperzel an annual base salary of $375,000, with the possibility of a discretionary, performance-based annual cash bonus of up to 40% of his base salary.  The Employment Agreement also provides for a grant of 250,000 options to purchase shares of the Company's common stock, 43,132 of which will be incentive stock options under the Company's 2008 Stock Incentive Plan (the "Plan"), and 206,868 of which will be non-qualified stock options. The options will become exercisable at the rate of 50,000 shares per year for each of the first through the fifth anniversary of the Effective Date.  In the event Mr. Sperzel's employment is terminated by reason of disability or for "cause," as defined in the Employment Agreement, all compensation, including his base salary, his right to receive a performance bonus, and the vesting of any unvested options, will cease as of his termination date, and Mr. Sperzel will receive no severance benefits.  If the Company terminates Mr. Sperzel's employment without cause or Mr. Sperzel terminates his employment for a reasonable basis, as defined in the Employment Agreement (which includes involuntary termination within a six-month period upon a "Change of Control"), then the Company will pay Mr. Sperzel his base salary for a period of six months as severance and all of his unvested stock options immediately shall become vested.  The Employment Agreement also contains provisions prohibiting Mr. Sperzel from (i) soliciting the Company's employees for a period of 24 months following his termination, (ii) soliciting the Company's customers, agents, or other sources of distribution of the Company's business for a period of twelve months following his termination, and (iii) except where termination is involuntary upon a "Change in Control," engaging or participating in any business that directly competes with the business activities of the Company in any market in which the Company is in business or plans to do business during the period in which he is entitled to severance, or for a period of six months if he is not entitled to severance payments under the Employment Agreement.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.
Mr. Esfandiari.  The Company entered into an employment agreement effective March 5, 2013 (the "Employment Agreement"), with Mr. Esfandiari to continue as the Company's Senior Vice President of Research and Development for an additional term of three years through March 5, 2016.  Mr. Esfandiari's salary under the Employment Agreement is $300,000 for the first year, with possible increases for the second year and /or for the third year.  Mr. Esfandiari is eligible for a performance-based bonus of up to 50% of his base salary for each respective year, which is in the same proportions as described below under "Executive Bonus Plan".  The Company also granted Mr. Esfandiari, pursuant to the Company's 2008 Stock Incentive Plan, incentive stock options to purchase 30,000 shares of the Company's common stock. The price per share of these options is equal to the fair market value of the Company's common stock as of the close of the market on March 5, 2013, which is the date on which the Agreement was effective. Of these stock options, options to purchase 10,000 shares vest on each of the first three anniversaries of the effective date of the Employment Agreement.  Mr. Esfandiari is eligible to participate in any profit sharing, stock option, retirement plan, medical and/or hospitalization plan, and/or other benefit plans except for disability and life insurance that the Company may from time to time place in effect for the Company's executives during the term of Mr. Esfandiari's employment agreement.  If Mr. Esfandiari's employment agreement is terminated by the Company without cause, or if Mr. Esfandiari terminates his employment agreement for a reasonable basis, as defined in the Employment Agreement, including within 12 months of a change in control, the Company is required to pay as severance Mr. Esfandiari's salary for twelve months. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.
Ms. Klugewicz.   The Company entered into an employment agreement (the "Employment Agreement"), effective May 22, 2013 (the "Effective Date"), with Ms. Klugewicz that provides that she will serve as the Company's COO for a term of two years.  Ms. Klugewicz will receive an annual salary of $250,000, with the option of a discretionary, performance-based annual cash bonus of up to 37.5% of her base salary.  The Employment Agreement also provides for a grant of 5,000 options to purchase shares of the Company's common stock, vesting at a rate of 2,500 shares on each of the first and second anniversaries of the Effective Date.  In the event Ms. Klugewicz's employment is terminated by reason of disability or for "cause", as defined in the Employment Agreement, all compensation including her base salary, her right to receive a performance bonus, and the vesting of any unvested options, will cease as of her termination date, and Ms. Klugewicz will receive no severance benefits.  If the Company terminates Ms. Klugewicz's employment without cause or Ms. Klugewicz terminates her employment for a reasonable basis, as defined in the Employment Agreement (which definition includes involuntary termination within a six-month period upon a "Change of Control"), then the Company will pay Ms. Klugewicz her base salary for a period of six months as severance, and all her unvested stock options shall immediately become vested.  The Employment Agreement also contains provisions prohibiting Ms. Klugewicz from (i) soliciting the Company's employees for a period of twenty-four months following her termination, (ii) soliciting the Company's customers, agents, or other sources of distribution of the Company's business for a period of twelve months following her termination, and (iii) for a period of twelve months following termination of this Agreement, except where termination is involuntary upon a "Change in Control," engaging or participating in any business that directly competes with the business activities of the Company in any market in which the Company is in business or plans to do business.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

Executive Bonus Plan
The Company has established a bonus plan for its executives who do not have a contract. For the fiscal year ended December 31, 2013, there were three executives eligible for this bonus plan.  Each executive can earn up to 25% of that executive's salary in the form of a cash bonus.  The Compensation Committee determined that 80% of the executive's bonus will be quantitative factors, based on the budget, and the other 20%, which will be based on other factors, will be discretionary.  For 2013, the quantitative 80% portion of the plan called for a sliding percentage of the executive's salary, from zero to 10% for attaining certain revenue goals, and from zero to 10% of the executive's salary for attaining certain operating profit goals.  The Company achieved approximately 98.75% of its revenue goals for 2013, which would result in a bonus of 7% of each executive's salary, and achieved 110% of its operating profit goal, which would result in a bonus of 1% of salary, for a total of 8% of salary.  The Compensation Committee granted approximately 15% of salary in bonuses for the three subject executives.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2013
	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Option Vesting Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Foot- note(s)
Lawrence A. Siebert	5,215		5.56	2/26/2018	2/16/2013				4, 6
	9,063		4.00	2/16/2017	2/16/2012				3, 6
	16,667		1.04	5/6/2014	5/6/2012				2
	16,667		1.04	5/6/2014	5/7/2011				2
	16,667		1.04	5/6/2014	5/6/2010				2

Javan Esfandiari	10,000		5.44	3/5/2018	3/5/2014				1
		10,000	5.44	3/5/2018	3/5/2015				1
		10,000	5.44	3/5/2018	3/5/2016				1
	4,765		5.56	2/26/2018	2/16/13				4
	7,969		4.00	2/16/2017	2/16/2012				3
	12,500		2.16	3/4/2015	3/5/2013				1
	12,500		2.16	3/4/2015	3/5/2012				1
	12,500		2.16	3/4/2015	3/5/2010				1
	12,500		1.04	5/6/2014	5/6/2012				2

Sharon Klugewicz		2,500	4.50	5/22/2018	5/22/2014				1
		2,500	4.50	5/22/2018	5/22/2015				1
	630		5.56	2/6/2018	2/6/2013				4
	12,000		4.45	9/4/2017	9/4/2013				5
		12,000	4.45	9/4/2017	9/4/2014				5
		12,000	4.45	9/4/2017	9/4/2015				5

1 Options issued in connection with an employment contract and under the 2008 Stock Incentive Plan.
2 On May 7, 2009 in accordance with the terms of the Company's 2008 Stock Incentive Plan, the Company granted certain employees of the Company, options to purchase an aggregate of 365,625 shares of the Company's common stock. The exercise price for these options is equal to $1.04 per share. The options become exercisable in thirds on the first, second and third anniversaries of the date of the grant. Each option granted will expire and terminate, if not exercised sooner, upon the earlier to occur of (a) 30 days after termination of the employee's employment with the Company or (b) the fifth anniversary of the date of grant. The fair value of these options is being amortized over the vesting life of the options.  On March 15, 2014, and on March 31, 2014, Mr. Siebert exercised 25,001 and 25,000 of these options, respectively.
3 On February 16, 2012, the Company determined to grant on February 16, 2012, to certain employees of the Company, options to purchase an aggregate of 203,125 shares of the Company's common stock. The exercise price for these options was the last traded market price for the Company's common stock on February 16, 2012, which was $4.00 per option. The options become exercisable on the effective date of the grant. Each option granted will expire and terminate, if not exercised sooner, upon the earlier to occur of (a) 30 days after termination of the employee's employment with the Company or (b) the fifth anniversary of the effective date of grant.
4 On February 26, 2013, the Company determined to grant on February 26, 2013 to certain employees of the Company, options to purchase an aggregate of 16,360 shares of the Company's common stock. The exercise price for these options was the last traded market price for the Company's common stock on February 26, 2013, which was $5.56 per option. The options become exercisable on the effective date of the grant. Each option granted will expire and terminate, if not exercised sooner, upon the earlier to occur of (a) 30 days after termination of the employee's employment with the Company or (b) the fifth anniversary of the effective date of grant.
5 Options issued in connection with the start of employment with the Company and under the 2008 Stock Incentive Plan.
6 On April 13, 2014, these options expired as a result of Mr. Siebert's retirement from the Company on March 13, 2014.

DIRECTOR COMPENSATION
All non-employee directors are paid an $18,000 annual retainer in semi-annual payments, and once every five years, on the date of the annual meeting of stockholders that directors are elected or re-elected (every 5 years), receive stock options to acquire, subject to vesting as described below, 46,875 shares of the Company's common stock, with an exercise price equal to the market price on the date of the grant.  Stock options to acquire 9,375 shares become exercisable on the date of grant, and options to acquire an additional 9,375 shares become exercisable on the date of each of the four succeeding annual meetings of stockholders if and to the extent that the non-employee director is reelected as a director at each such annual meeting.  The non-executive Board Chair is paid a monthly retainer of $6,500.  The Audit Committee Chair is paid an annual retainer of $2,500, paid semi-annually.  In addition, the non-employee directors are paid $1,000 in cash for each Board meeting attended, and paid $500 in cash for each telephonic Board meeting.  The non-employee directors who are members of a committee of the Board are paid $500 in cash for each committee meeting attended, or $750 in cash for each committee meeting attended if that non-employee director is the committee chairman.  Directors also may be paid for serving ad hoc committees of the Board.  With respect to the CEO Search Committee, the Chair of the Committee was paid $8,000 per month, and the two other director-members of the Committee were paid $6,000 per month, for five months of 2013 and three months of 2014.
Name	Fees Earned or Paid in Cash ($) [1]	Option Awards ($) [2]	Total ($)
Katherine L. Davis	$62,500	$-	$62,500

Barbara DeBuono	67,000	-	67,000

Pete Kissinger	56,500	-	56,500

Gary Meller	29,500	-	29,500

1 Fees earned or paid in cash represents a yearly fee and fees for meeting expenses: (a) Ms. Davis received an $18,000 annual fee as a member of the board of directors, a $2,500 annual fee as Audit Committee chairman, $30,000 in fees as a member of the CEO Search Committee and $12,000 in meeting fees earned during 2013; (b) Dr. DeBuono received an $18,000 annual fee as a member of the board of directors, $40,000 in fees as chairperson of the CEO Search Committee and 9,000 in meeting fees; (c) Dr. Kissinger received an $18,000 annual fee as a member of the board of directors, $30,000 in fees as a member of the CEO Search Committee and $8,500 in meeting fees; (d) Dr. Meller received an $18,000 annual fee as a member of the board of directors, and $11,500 in meeting fees.
2 Each outside member of the board of directors is granted, once every five years, the right to purchase 375,000 shares of the company's common stock with an exercise price equal to the market price on the date of the grant as part of their annual compensation. One-fifth of these options are exercisable on the date of grant, one-fifth become exercisable on the first anniversary of the date of grant, and additional one-fifths become exercisable on the second through fourth anniversary of the date of grant. The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model.
Compensation Committee Interlocks and Insider Participation
No executive officer of the Company served as a member of the Board of any other public company during the year ended December 31, 2013, and no member of the Compensation Committee served as an executive officer of any other public company during the year ended December 31, 2013. No interlocking relationship exists between the members of our Compensation Committee and the Board or compensation committee of any other company.  As of April 1, 2014, the members of the Compensation Committee were Barbara DeBuono (Chair), Katherine Davis, and Peter Kissinger, all of whom are deemed by the Board of Directors to be independent.

ITEM 2.  PROPOSAL TO RATIFY THE SELECTION OF BDO USA, L.L.P.
AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT
BDO USA, LLP ("BDO") has been selected as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.
The reports of independent registered public accounting firm of BDO regarding the Company's financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the years ended December 31, 2013 and 2012, and during the interim period from the end of the most recently completed fiscal year through April 21, 2014, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to such disagreement in its reports.  Prior to BDO's engagement as principal auditor in May 2011, the Company did not receive guidance from BDO on any accounting, auditing, or financial reporting issue.
It is expected that one or more representatives of BDO will be present, or available by phone, at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions from stockholders.
Principal Accountant Fees and Services
Audit Fees
For the years ended December 31, 2013 and 2012 the Company engaged BDO USA, LLP as its independent accounting firm to audit of the Company's annual financial statements included on Form 10-K, including reviews of the quarterly financial statements and assistance with and review of documents filed with the SEC, for $159,950 and $119,000 respectively in fees.
Audit-Related Fees
For the years ended December 31, 2013 and 2012, the Company's independent accounting firm, BDO USA, LLP, did not provide the Company with any assurance and related services reasonably related to the performance of the audit or review of the Company's financial statements that are not reported above under "Audit Fees."
Tax Fees
For the years ended December 31, 2013 and 2012, the Company's independent accounting firm, BDO USA, LLP, billed the Company $17,500 and $20,000, respectively, for professional services for tax compliance, tax advice and tax planning.
All Other Fees
For the years ended December 31, 2013 and 2012, the Company's independent accounting firm, BDO USA, LLP, did not provide the Company with any services for other matters.
Audit Committee Pre-Approval Policies
The Audit Committee approves in advance all audit and non-audit services performed by the independent accounting firm.  There are no other specific policies or procedures relating to the pre-approval of services performed by the independent accounting firm.
Required Vote; Board Recommendation
In order to ratify the selection of auditors, the number of votes cast in favor of ratification must exceed the number of votes cast in opposition to ratification.  There is no legal requirement for submitting this proposal to the shareholders; however, the Board of Directors believes that it is of sufficient importance to seek ratification.  Whether the proposal is approved or defeated, the Board may reconsider its selection of BDO.
The Board of Directors unanimously recommends that the shareholders vote FOR ratifying the selection of the certified public accounting firm of BDO USA L.L.P. to serve as the Company's independent public accountants for the fiscal year ending December 31, 2014 or until the Board of Directors, in its discretion, replaces them.

ITEM 3.  ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are providing our shareholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our "named executive officers".  As stated in the Proxy Statement, based on 2013 compensation, our "named executive officers" are Lawrence A. Siebert, former CEO and former President, Javan Esfandiari, Executive VP of R&D, and Sharon Klugewicz, Chief Operating Officer.  This proposal, which is often referred to as a "say-on-pay" proposal, is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.  The Board of Directors is providing shareholders with the opportunity to cast an advisory vote on the compensation of our "named executive officers."  This proposal gives you, as a shareholder, the opportunity to endorse or not endorse executive compensation programs and policies and the compensation paid to our named executive officers as disclosed in this Proxy Statement.
The Compensation Committee's compensation objectives are to attract and retain highly qualified individuals with a demonstrated record of achievement, reward past performance, provide incentives for future performance, and align the interests of the executive officers with the interests of our shareholders. The Board is asking shareholders to support this proposal based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates our commitment to ensuring executive compensation is aligned with our corporate strategies and business objectives and competitive with those of other companies in our industry.
The Board is asking shareholders to cast a non-binding, advisory vote "FOR" the compensation paid to our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying narrative disclosure under the heading "Executive Compensation" included in this Proxy Statement. Accordingly, we are asking our shareholders to approve the following advisory resolution at our 2014 Annual Meeting:
RESOLVED, that the Company's shareholders, hereby approve, on an advisory basis, the compensation paid to the Company's "named executive officers" as set forth pursuant to Item 402 of Regulation S-K, including the compensation tables and accompanying narrative disclosure under the heading "Executive Compensation" all as contained in the Company's 2014 Proxy Statement for the 2014 Annual Meeting of Stockholders.
Although the say-on-pay vote we are asking you to cast is non-binding, the Board and the Compensation Committee value the views of our shareholders and will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.
Required Vote; Board Recommendation
The affirmative vote of the holders of record of a majority in voting interest of the shares of common stock entitled to be voted at the Annual Meeting, present in person or by proxy are required for approval of this proposal.
The Board of Directors recommends that stockholders vote "FOR" the compensation paid to our named executive officers.
Comments Concerning Advisory Vote on Frequency Of Stockholder Say-On-Pay Voting
In accordance with Section 14A of the Exchange Act, the Board may ask stockholders to cast a non-binding, advisory vote on how frequently we should have stockholder say-on-pay votes.  We are required to hold this advisory vote at least once every six years, although our Board can determine to hold such a vote sooner.  When that occurs, stockholders may vote to hold say-on-pay votes every one, two or three years.  At the 2013 Annual Meeting Of Stockholders, the stockholders voted to have a stockholder say-on-pay vote every year.  The Board has determined not to hold an advisory vote on the frequency of stockholder say-on-pay voting this year, and to continue with adherence with the stockholders' vote at the 2013 Annual Meeting Of Stockholders.

ITEM 4.  APPROVAL OF 2014 STOCK INCENTIVE PLAN
Background

Since 2008, the Company has offered stock options and awards of restricted stock to its employees and other key persons (including directors which was amended in 2011) through its 2008 Equity Incentive Plan (the "2008 Plan"), to increase the number of shares of the Company's Common Stock (the "Common Stock") issuable under the 2008 Plan from 625,000 to 750,000.  There are currently no shares available for issuance upon exercise of options granted pursuant to the 2008 Plan.  In order to allow the Company to grant more options to purchase the Common Stock and/or awards of restricted stock to key employees and other key individuals, the Company is asking the stockholders to approve a new 2014 Stock Incentive Plan (the "2014 Plan" or the "Plan") that has been approved by our Board of Directors (the "Board").  A description of the 2014 Plan is set forth below.

Purpose of Adopting the 2014 Plan

The 2014 Plan is designed to align the interests of employees, directors and other persons selected to receive awards with those of stockholders by rewarding long-term decision-making and actions for the betterment of the Company.  We believe that equity-based compensation assists in the attraction and retention of qualified employees, and provides them with additional incentive to devote their best efforts to pursue and sustain the Company's superior long-term performance, enhancing the value of the Company for the benefit of its stockholders.  The proposed 2014 Plan will have a total of 800,000 shares available for issuance upon the exercise of options, the grant of restricted stock, and the grant of restricted stock units.

We believe that our future success and our ability to remain competitive are dependent on our continuing to recruit, retain and motivate highly skilled personnel.  The proposed 2014 Plan will permit us to grant officers, employees and other persons who provide services to the Company, including directors (collectively, "Eligible Persons"), options, restricted stock or restricted stock units (collectively, the "Awards").  In addition to having the ability to grant options to Eligible Persons, the Board believes that the 2014 Plan should provide the flexibility for the Board or the compensation committee of the Board (the "Compensation Committee"), if it so determines, to award direct grants of shares of the Common Stock.  We believe that if any such stock grants were made, they would continue to align stockholder and employee interests, and would complement our ability to grant stock options under the 2014 Plan.  As a result, the 2014 Plan, as proposed, would permit the grant of shares of the Common Stock as well as the grant of stock options.

Summary of the 2014 Stock Incentive Plan

The following paragraphs provide a summary of the principal provisions of the proposed 2014 Plan.  This summary is qualified in its entirety by reference to the applicable provisions of the proposed 2014 Plan, a copy of which is included herein as Attachment A.

The Compensation Committee shall have the discretion to select the persons to whom Awards are to be granted, as well as the terms of each Award.  The Compensation Committee shall determine (a) the number of options, restricted stock, and/or restricted stock units to be granted; (b) the time at which each Award is to be granted; (c) the period or periods and extent of exercisability of the options; (d) the manner in which an option becomes exercisable; (e) whether to accelerate the time of exercisability of any Award that has been granted; and (f) the extent to which the transferability of shares of Common Stock issued or transferred pursuant to any Award is restricted.  In addition, the Compensation Committee shall fix such other terms of each Award as the Compensation Committee deems necessary or desirable.  There currently are approximately 200 employees eligible to receive incentive options under the 2014 Plan, and an unspecified number of additional persons eligible to receive non-qualified options.

Under the 2014 Plan, optionholders may elect to exercise their options on a "cashless" basis.  A "cashless" exercise of stock options is a method for converting stock options into shares of Common Stock that requires no cash payment by the optionholder exercising the option.  Instead the optionholder surrenders a portion of the options, and the "equity value" of the surrendered options constitutes the payment of the exercise price.  The options surrendered will have an aggregate "equity value" equal to the aggregate exercise price of the options being exercised.  (The "equity value" of an option is the excess of the fair market value of the underlying Common Stock over the exercise price of that option.)  The fair market value of the underlying Common Stock will equal the volume-weighted average price ("VWAP") for the ten-trading day period that ends on the first trading day immediately preceding the date of the delivery of the written notice of exercise or, if the Common Stock ceases to be traded publicly, will be as reasonably determined by the Company.

By way of example, if an optionholder has been granted an option to purchase 25,000 shares of Common Stock at an exercise price of $1, with the fair market value of the Common Stock at the time of the exercise being $10, the 2014 Plan would provide for the following calculation:

Number of Shares to be issued     =     ((A - B) * C)
A = $10 (fair market value of Common Stock at time of the option exercise)
B = $1 (grant price)
C = 25,000 (shares of Common Stock to be exercised)
Under the above example, if the optionholder undertakes a cashless exercise of its option to purchase 25,000 shares, the optionholder will surrender 2,500 options to the Company as payment of the exercise price for the remaining 22,500 shares of Common Stock, which then will be issued to the optionholder.

Incentive Stock Options

The 2014 Plan provides that the exercise price of incentive stock options granted cannot be less than 100% percent of the fair market value of the underlying Common Stock on the date the incentive stock options are granted.  No incentive stock option may be granted to an employee who, at the time the incentive stock option would be granted, owns more than ten percent of the outstanding stock of the Company unless the exercise price of the incentive stock option granted to the employee is at least 110 percent of the fair market value of the Common Stock subject to the incentive stock option.  In addition, the aggregate fair market value, as of the date an option is granted, of the Common Stock underlying the options granted to a single employee that become exercisable in any single calendar year may not exceed the maximum amount permitted by the Internal Revenue Code for incentive stock options.  This amount currently is $100,000.

Restricted Stock

Restricted stock grants are grants of shares of the Common Stock that may be fully vested or may vest in accordance with terms and conditions established by the Compensation Committee.  Unvested shares are subject to forfeiture, and the number of shares of Common Stock subject to a restricted stock grant will be determined by the Compensation Committee.  As a condition to the grant of restricted stock, the Compensation Committee may require or permit a grantee to elect that any cash dividends paid on a share of restricted stock be automatically reinvested in additional shares of restricted stock, or applied to the purchase of additional Awards under the 2014 Plan.  Unless otherwise determined by the Compensation Committee, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which the distributed stock or other property has been distributed.

Restricted Stock Units

The 2014 Plan will permit the grant of restricted stock units, which are rights to receive Common Stock at the end of a specified deferral period.  The settlement of restricted stock units shall occur upon expiration of the deferral period specified by the Compensation Committee, and the restricted stock units shall be subject to such restrictions (which may include a risk of forfeiture) as the Compensation Committee may impose.  The Company will be permitted to satisfy a restricted stock unit by delivering cash or Common Stock in the amount equal to the fair market value for the specified number of shares of Common Stock covered by the restricted stock unit, or a combination thereof, as determined by the Compensation Committee.  Unless otherwise determined by the Compensation Committee at date of grant, dividends on the Common Stock covered by a restricted stock unit will be either (a) paid in cash or in shares of unrestricted Common Stock, or (b) deferred with respect to such restricted stock unit and the amount or value thereof automatically deemed reinvested in additional Awards, as determined by the Compensation Committee.

Transferability

Options and restricted stock grants granted pursuant to the 2014 Plan are not transferable during the optionee's lifetime.  Subject to the other terms of the 2014 Plan, the Compensation Committee has discretion to provide vesting requirements and specific expiration provisions with respect to the incentive options and non-qualified options granted.

Registration Rights

Although the Company may in the future file a registration statement to register the issuance and/or the sale by the grantees of restricted Common Stock awarded under the 2014 Plan, as well as the issuance of the options and the issuance and/or the sale by the option holder of shares of Common Stock underlying options issued pursuant to the 2014 Plan, the Company currently plans to use the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder due to the limited number, and of the relationship to the Company, of the persons currently anticipated to participate in the 2014 Plan.  Both the Common Stock awarded and the Common Stock acquired through the exercise of the options may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

Change in Control and Adjustments

In the event of a change in control of the Company, the Compensation Committee may accelerate the time period relating to the exercise of any Award.  In addition, the Compensation Committee may take other action, including but not limited to (i) providing for the purchase of any Award for an amount of cash or other property that could have been received upon the exercise of such Award had the Award been currently exercisable; (ii) adjusting the terms of the Award in a manner determined by the Compensation Committee to reflect the change in control; or (iii) causing an Award to be assumed, or new rights substituted therefor, by another entity with appropriate adjustments to be made regarding the number and kind of shares and exercise prices of any Award.
In the event a change (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, reclassification, split-up, combination of shares or otherwise) is made in the Company's capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, then an appropriate adjustment shall be made to the aggregate number and kind of shares subject to the 2014 Plan, and to the number and kind of shares and the price per share of any outstanding Awards as necessary to preserve, as nearly as practical, but not to increase, the benefits to 2014 Plan participants.

Amendments

The Board of Directors may at any time terminate the 2014 Plan or make such amendments or modifications to the 2014 Plan that the Board of Directors deems advisable, except that (i) no amendment or alteration shall be made that will impair previously outstanding Awards, and (ii) no amendment shall be made to the 2014 Plan without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

Tax Matters

The incentive options issuable under the 2014 Plan are structured to qualify for favorable tax treatment provided for "incentive stock options" by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").  All references to the tax treatment of the incentive options are under the Code as currently in effect.  Pursuant to Section 422 of the Code, optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an incentive option.  In addition, provided that the stock underlying the incentive option is not sold less than two years after the grant of the incentive option and is not sold less than one year after the exercise of the incentive option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss.  An optionee also may be subject to the alternative minimum tax upon the exercise of incentive options.  The Company will not be entitled to receive any income tax deductions with respect to the granting or exercise of incentive options or the sale of the Common Stock underlying the incentive options.
Non-qualified options issued under the 2014 Plan will not qualify for the special tax benefits given to incentive options under Section 422 of the Code.  An optionee does not recognize any taxable income at the time of grant of a non-qualified option or non-qualified non-discretionary option.  However, upon exercise of these options, the optionee recognizes ordinary income for federal income tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price.  The ordinary income recognized by the optionee upon exercise will be treated as wages and will be subject to income tax withholding by the Company.  Upon an optionee's exercise of a non-qualified option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the optionee provided that the Company effects withholding with respect to the deemed compensation.  Upon an optionee's sale of shares acquired pursuant to the exercise of a non-qualified option, any difference between the sale price and the fair market value of the shares on the date when the option was exercised will be treated as long-term or short-term capital gain or loss, as applicable.

If a grant of Common Stock is subject to vesting, then unless the participant elects to be taxed at the time of receipt of the award, the participant will not have taxable income upon the receipt of the award, but will recognize ordinary income equal to the fair market value of the shares at the time of vesting.  Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The market price of the Common Stock as of April 25, 2014 was $3.13 per share.

The Company has not granted, or made a determination or other commitment to grant, any Award pursuant to the 2014 Plan.  Awards granted to employees are determined on a discretionary basis and therefore the number of Awards to be granted is not determinable in advance.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2013 with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Combined Equity Compensation Plans – Information as of December 31, 2013
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	656,398	$2.57	43,132
Equity compensation plans not approved by security holders	--	--	--
Total	656,398	$2.57	43,132	*
______________
*  Options covering all these shares were granted in April 2014.
An affirmative vote of the majority of shares represented at the meeting is necessary to adopt the 2014 Plan.

The Board of Directors unanimously recommends that the shareholders vote FOR the adoption of the 2014 Stock Incentive Plan.

ANNUAL REPORT TO SHAREHOLDERS
Included with this Proxy Statement is the Company's Annual Report on Form 10K for the year ended December 31, 2013.
RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS;
DISCRETIONARY AUTHORITY TO VOTE PROXIES
Under Rule 14a-8(e) of the Securities Exchange Act of 1934, in order to be considered for inclusion in the Proxy Statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2014 fiscal year, proposals by individual stockholders must be received by us no later than December 15, 2014.
In addition, under Rule 14a-4(c)(1) of the Securities Exchange Act, the proxy solicited by the Board of Directors for the Annual Meeting will confer discretionary authority with respect to any stockholder proposal received by us after April 1, 2014, which is 30 days before the date on which the Company is first sending the proxy materials to stockholders.
OTHER BUSINESS
The Board of Directors is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting.  Nevertheless, if other matters should properly come before the Annual Meeting, the shareholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.
* * * * *
This Notice and Proxy Statement is sent by order of the Board of Directors.
Dated:  April 28, 2014                                                        /s/ John J. Sperzel III
John J. Sperzel III, President, Chief Executive Officer
* * * * *

PROXY
PROXY

CHEMBIO DIAGNOSTICS, INC.
For the Annual Meeting of Shareholders on June 19, 2014
Proxy Solicited on Behalf of the Board of Directors
The undersigned hereby appoints John J. Sperzel III, Richard J. Larkin, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders of Chembio Diagnostics, Inc. (the "Corporation"), to be held at 10:30 a.m. (local time) on June 19, 2014, at of the office of the Corporation, 3661 Horseblock Road, Medford, New York 11763, or any adjournments thereof, on the following matters:
[X] Please mark votes as in this example.
1.                To elect the following five directors:
Nominees:
Katherine L. Davis
Barbara DeBuono
Gary Meller
Peter Kissinger
 John J. Sperzel III
FOR ALL NOMINEES [ ]
WITHHELD AUTHORITY FOR ALL NOMINEES [ ]
FOR ALL NOMINEES EXCEPT AS NOTED ABOVE [ ]
Instruction:  To withhold authority to vote for any individual nominee, strike-out such nominee by putting a line through their name in the above list.

2.                To ratify the selection of BDO USA L.L.P. as the Corporation's independent public accountants.
[ ] FOR                                                    [ ] AGAINST                                                                      [ ] ABSTAIN
3.  Advisory vote to approve the compensation paid to the Company's named executive officers as described in the Company's 2013 Proxy Statement for the 2013 Annual Meeting of Stockholders.
[ ] FOR                                                    [ ] AGAINST                                                                      [ ] ABSTAIN

(Continued and to be signed on the reverse side)
4.                To vote upon and approve the proposal to adopt the 2014 Stock Incentive Plan.
[ ] FOR                   [ ] AGAINST                                                                                        [ ] ABSTAIN
5.                In their discretion, to vote upon an adjournment or postponement of the meeting.
[ ] YES                   [ ] NO                                                                                                                              [ ] ABSTAIN
6.                In their discretion, to vote upon such other business as may properly come before the meeting.
[ ] YES                    [ ] NO                                                                                                                              [ ] ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" FOR EACH OF THE PROPOSALS.

UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH DIRECTOR NOMINEE AND VOTED "FOR" ALL THE OTHER PROPOSALS.  IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.  YOUR SIGNATURE ACKNOWLEDGES PRIOR RECEIPT OF THE NOTICE OF MEETING, PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS.
Number of voting shares:
Dated:                            ____________________________________
Signature:                            ____________________________________
Signature:                            ____________________________________
Signature if held jointly
(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed.  When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well.  If stock is held jointly, each join owner should sign.)
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW:  [  ]
NEW ADDRESS (if applicable):  ____________________________________
____________________________________
____________________________________

ATTACHMENT A
CHEMBIO DIAGNOSTICS, INC.

2014 STOCK INCENTIVE PLAN

This 2014 Stock Incentive Plan (the "Plan") is adopted in consideration for services rendered and to be rendered to Chembio Diagnostics, Inc.

1.           Definitions.

The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:

Agreement:  The written agreement (and any amendment or supplement thereto) between the Company and an Eligible Person designating the terms and conditions of an Award.

Award:  Any Option, Restricted Stock or Restricted Stock Unit, together with any other right or interest granted to a Participant pursuant to this Plan.

Board:  The Board of Directors of Chembio Diagnostics, Inc.

Change in Control:  (a) The acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of the beneficial ownership of more than fifty percent of the outstanding securities of the Company; (b) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (c) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (d) a complete liquidation or dissolution of the Company; or (e) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

Code:  The Internal Revenue Code of 1986, as amended, from time to time, including regulations thereunder and successor provisions and regulations thereto.

Common Stock:  The common stock, $0.01 par value, of Chembio Diagnostics, Inc.

Company: Chembio Diagnostics, Inc. , a corporation incorporated under the laws of Nevada, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.

Compensation Committee:  The Plan shall be administered by the Compensation Committee, which shall consist of the Board or a committee of the Board as the Board may from time to time designate.

Continuous Status:  The employment by, or relationship with, the Company or any Related Company is not interrupted or terminated.  The Board, at its sole discretion, may determine whether Continuous Status shall be considered interrupted due to personal or other mitigating circumstances, including leaves of absence.

Date of Grant:  The date on which an Option is granted under the Plan.

Eligible Person:  Officers and Employees and other persons who provide services to the Company or any Related Company, including directors of the Company or any Related Company.

Employee:  An Employee is an employee of the Company or any Related Company.

Exchange Act:  The Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

Exercise Price:  The price per share of Common Stock payable upon exercise of an Option.

Fair Market Value:  Fair Market Value of a share of Common Stock shall be the closing price of a share on the date of calculation (or on the last preceding trading day if shares were not traded on such date) if the shares are readily tradable on a national securities exchange or other market system, and if the shares are not readily tradable, Fair Market Value shall be determined, in good faith, by the Compensation Committee.

Incentive Stock Options ("ISOs"):  An Option granted with the intention that it qualify as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

Non-Incentive Stock Options ("Non-ISOs"):  Options which are not intended to qualify as "Incentive Stock Options" under Section 422 of the Code or any successor provision thereto.

Option:  The rights granted to an Eligible Person to purchase Common Stock pursuant to the terms and conditions of an Agreement.

Option Shares:  The shares of Common Stock underlying an Option granted to an Eligible Person.

Optionee:  An Eligible Person who has been granted an Option.

Participant:  A person who has been granted an Option, Restricted Stock or a Restricted Stock Unit that remains outstanding, including a person who is no longer an Eligible Person.

Related Company:  Any subsidiary of the Company and any other business venture in which the Company has a significant interest as determined in the discretion of the Compensation Committee.

Restricted Stock:  An Award of shares of Common Stock granted to a Participant pursuant to Section 15, subject to any restrictions and conditions as are established pursuant to such Section 15.

Restricted Stock Unit:  A right, granted to a Participant pursuant to Section 15, to receive Common Stock, cash or a combination thereof at the end of a specified deferral period.

Rule 16b-3:  Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan.

Securities Act:  The Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.           Purpose and Scope.

(a)           The purpose of this Plan is to advance the interests of the Company and its stockholders by affording Eligible Persons an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in this Company.

(b)           This Plan authorizes the Compensation Committee to grant Options to purchase shares of Common Stock to Eligible Persons selected by the Compensation Committee while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters.

3.           Administration of the Plan.

(a)           The Plan shall be administered by the Compensation Committee.  The Compensation Committee shall have the authority granted to it under this section and under each other section of the Plan.  The Compensation Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted pursuant to the Plan.  Such Awards may be granted either alone, in addition to, or in tandem with, any other type of Award.

(b)           In accordance with and subject to the provisions of the Plan and Rule 16b-3, the Compensation Committee shall select the Eligible Persons to receive Awards, shall determine (a) the number of shares of Common Stock, Restricted Stock or Restricted Stock Units to be subject to each Award; (b) the time at which each Award is to be granted; (c) the extent to which the transferability of shares of Common Stock issued or transferred pursuant to any Award is restricted; (d) the Fair Market Value of the Common Stock, (e) whether to accelerate the time of exercisability of any Award that has been granted; (f) the period or periods and extent of exercisability of the Options; and (g) the manner in which an Option becomes exercisable.  In addition, the Compensation Committee shall fix such other terms of each Option, Restricted Stock Award and Restricted Stock Units as the Compensation Committee may deem necessary or desirable.  The Compensation Committee shall determine the form, terms and provisions of each Agreement to evidence each Award (which need not be identical).

(c)           The Compensation Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company.  The Compensation Committee shall keep minutes of its meetings and those minutes shall be available to every member of the Board.

(d)           All actions taken and all interpretations and determinations made by the Compensation Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons.  No member of the Compensation Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Compensation Committee shall, in addition to rights they may have if Directors of the Company, be fully protected by the Company with respect to any such action, determination or interpretation.

4.           The Common Stock.

The Board is authorized to appropriate, issue and sell for the purposes of the Plan, and the Compensation Committee is authorized to grant Options, Restricted Stock and Restricted Stock Units with respect to, a total number, not in excess of 800,000 shares of Common Stock, either treasury or authorized but unissued, as adjusted pursuant to Section 16 below.  All or any unsold shares subject to an Option, Restricted Stock or Restricted Stock Units that for any reason expires or otherwise terminates may again be made subject to Options, Restricted Stock or Restricted Stock Units under the Plan.  No Eligible Person may be granted Options, Restricted Stock and Restricted Stock Units under this Plan covering in excess of an aggregate of 1,500,000 Option Shares and shares of Restricted Stock and Restricted Stock Units in any calendar year, subject to adjustments pursuant to Section 16.

5.           Eligibility.

Options intended to qualify as ISOs will be granted only to Employees.  Eligible Persons may hold more than one Option under the Plan and may hold Options under the Plan and options granted pursuant to other plans or otherwise, and may hold Restricted Stock and Restricted Stock Units under the Plan.

6.           Option Price.

The Exercise Price for the Option Shares shall be established by the Compensation Committee or shall be determined by a method established by the Compensation Committee; provided that the Exercise Price to be paid by Optionees for the Option Shares that are intended to qualify as ISOs, shall not be less than 100 percent of the Fair Market Value of the Option Shares on the Date of Grant (or, in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, 110 percent of the Fair Market Value of the Option Shares on the Date of Grant).

7.           Duration and Exercise of Options.

(a)             Each Option granted to a Participant shall be exercisable at any time on or after it vests until the earlier of (i) a date specified in the Award Agreement that shall be no later than ten (10) years after its date of grant or (ii) a date specified in the Agreement that shall be no later than 90 days from the date that the Participant ceases to be employed by (or act as a consultant to) the Company or any of its subsidiaries.
(b)            Notwithstanding the provisions of Section 7(a) above and Article XIII herein, if a Participant ceases to be employed by (or act as a consultant to) the Company or any of its subsidiaries, the Company may determine, in its sole discretion, that the Option may remain exercisable until a date that is more than 90 days after the date of termination of employment (but in any event not more than 10 years from the date of grant of the Option), provided that (i) beginning on the 91st day after the date of termination of employment the Option shall be deemed to be a non-ISO regardless of whether it originally was granted as an ISO or as a Non-ISO, and (ii) the provisions of this Section 7(b) do not otherwise violate any applicable statute or regulation, including the Code and the regulations promulgated thereunder.

(c)            Notwithstanding the provisions of Section 7(a) above and Article XIII herein, if a vested Option is scheduled to expire on a date that falls within a "black-out" or "no-trade period" pursuant to the Company's Insider Trading Policy, then the Company, in its sole discretion, may extend the expiration date of the Option for a period that extends beyond the black-out period for up to the number of days of exercisability that were lost as a result of the black-out period (but in any event not more than 10 years from the date of grant of the Option), and the Option will, to the extent permitted by the Code, retain its original designation as an ISO or a Non-ISO, provided that the provisions of this Section 7(c) do not violate any applicable statute or regulation, including the Code and the regulations promulgated thereunder.

(d)              The Compensation Committee may determine whether any Option shall be exercisable in installments only; if the Compensation Committee determines that an Option shall be exercisable in installments, it shall determine the number of installments and the percentage of the Option exercisable at each installment date.  All such installments shall be cumulative.

(e)  The Compensation Committee shall establish and set forth in each Agreement that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a termination of Continuous Status, any of which provisions may be waived or modified by the Compensation Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Section 409A of the Code.

(f)  Each Option shall be exercised in whole or in part by delivering to the Company (or to a brokerage firm designated or approved by the Company) of written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the Exercise Price for the Option Shares purchased as set forth in Section 8; provided, that an Option may not be exercised in part unless the aggregate purchase price for the Option Shares purchased is at least $1,000.

(g)  No Option may be granted under this Plan until the Plan is approved by the shareholders of the Company as provided in Section 17 below.

8.           Payment for Option Shares.  Payment for Option Shares shall be made to the Company simultaneously with the delivery of the written notice described in Section 7 and/or Section 8(a)(i), 8(a)(ii), and/or 8(b), as applicable.

                (a)            (i)            All or part of the purchase price for the Option Shares may be paid in U.S. dollars in check, bank draft, money order or wire funds.

(ii)            If the aggregate purchase price of the Option Shares purchased by any Optionee at one time exceeds $5,000, the Compensation Committee may permit all or part of the Exercise Price for the Option Shares to be paid by delivery to the Company of cancelled shares of the Company's Common Stock owned by the Optionee, with the volume-weighted average price ("VWAP") for the ten-trading day period that ends on the first trading day immediately preceding the date of payment equal to the portion of the Exercise Price for the Option Shares that the Optionee does not pay in cash.  The Compensation Committee also may permit an Optionee to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party broker-dealer in securities approved by the Compensation Committee to sell some or all of the Option Shares acquired upon exercise of an Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(b)  In addition to the Option exercise procedures set forth above in Sections 8(a)(i) and (ii), an Optionee may elect a "cashless" Option exercise for part or all of the portion of the Option being exercised.  If an Optionee determines to undertake a cashless exercise, the Optionee shall deliver to the Company the written notice set forth in Section 7 designating the "cashless" exercise and the number of Option Shares to which the cashless exercise applies.  The number of Option Shares to which the Optionee is entitled will be equal to the quotient obtained by taking: [(A minus B) multiplied by (C)] and dividing that amount by (A) where: A equals Fair Market Value (determined as provided below) per share as of the date of receipt of the written notice for each Option Share; B equals the Exercise Price per share for each Option Share; and C equals the number of Option Shares to which the cashless exercise applies.  For example, where A is $10, B is $1 and C is 25,000, the Optionee would receive 22,500 shares of Common Stock determined as follows:  [($10 minus $1) multiplied by (25,000)] divided by $10 equals 22,500 shares of Common Stock.

(c)            For purposes of a cashless exercise pursuant to section 8(b) above, the price per share of the Option Shares shall be derived as follows:  (i) if the Company's shares are publicly traded, the price of the Option Shares shall be the VWAP for the ten-trading day period that ends on the first trading day immediately preceding the date of the delivery of the written notice, or (ii) if the Company is, at the time of the written notice set forth in Section 7, no publicly traded, the price of the Option Shares shall be determined by their fair market value determined by the Company reasonably and in good faith.

(d)            After payment in full for the Option Shares purchased under the Option has been made, the Company shall take all such action as it is necessary to deliver appropriate share certificates evidencing the Option Shares purchased upon the exercise of the Option as promptly thereafter as is reasonably practicable.

9.           Relationship to Employment or Position.

Nothing contained in the Plan, or in any Option, Restricted Stock Award or Restricted Stock Units granted pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by, or other relationship with, the Company, or interfere in any way with the right of the Company to terminate the Participant's employment as an Employee or other position or relationship, at any time.

10.           Nontransferability of Option.

Except as otherwise provided by the Compensation Committee, no Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution.

11.           Rights as a Stockholder.

No person shall have any rights as a shareholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Section 16, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

12.           Securities Laws Requirements.

No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with.  Each Option and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws, restrictions and conditions, and the Company may comply therewith and issue "stop transfer" instructions to its transfer agent and registrar in good faith without liability.

13.           Disposition of Shares.

(a)           Each Optionee, as a condition of exercise, shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows:  (a) that all Option Shares are being acquired solely for his own account and not on behalf of any other person or entity; (b) that no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws; and (c) that he will report all sales of Option Shares to the Company in writing on a form prescribed by the Company; and (d) that if he is subject to reporting requirements under Section 16(a) of the Exchange Act, (i) he will not violate Section 16(b) of the Exchange Act, (ii) he will furnish the Company with a copy of each Form 4 and Form 5 filed by him or her, and (iii) he will timely file all reports required under the federal securities laws.

(b)           Each Optionee shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an ISO, within two years after the grant of such ISO or within one year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed.  The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose.  The Company may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an ISO to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this section.

14.           Incentive Stock Options.

To the extent that the aggregate Fair Market Value of Common Stock with respect to which ISO's are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the Date of Grant under the Code (the Fair Market Value being determined as of the Date of Grant for the Option), such portion in excess of $100,000 shall be treated as Non-ISO's.

15.           Restricted Stock and Restricted Stock Units.

(a)           Restricted Stock.  The Compensation Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)           Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Compensation Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Compensation Committee may determine at the date of grant or thereafter.  During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)           Certificates for Stock.  Restricted Stock granted under this Plan may be evidenced in such manner as the Compensation Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Compensation Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iii)           Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Compensation Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan.  Unless otherwise determined by the Compensation Committee, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

(b)           Restricted Stock Units.  The Compensation Committee is authorized to grant Restricted Stock Units to Participants, which are rights to receive Common Stock at the end of a specified deferral period, subject to the following terms and conditions:

(i)           Award and Restrictions.  Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Compensation Committee (or, if permitted by the Compensation Committee, as elected by the Participant).  In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Compensation Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Compensation Committee may determine.  Restricted Stock Units shall be satisfied by the delivery of cash or Common Stock in the amount equal to the Fair Market Value for the specified number of shares of Common Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Compensation Committee at the date of grant or thereafter.

(ii)           Dividend Equivalents.  Unless otherwise determined by the Compensation Committee at date of grant, Dividend Equivalents on the specified number of shares of Common Stock covered by an Award of Restricted Stock Units shall be either (a) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or (b) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Compensation Committee shall determine or permit the Participant to elect.

(c)           Waiver of Restrictions.  The Compensation Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions, or restrictions on any Restricted Stock or Restricted Stock Units under such circumstances and subject to such terms and conditions as the Compensation Committee shall deem appropriate; provided, however, that the Compensation Committee may not adjust performance goals for any Restricted Stock or Restricted Stock Units intended to be exempt under Section 162(m) of the Code for the year in which the Restricted Stock or Restricted Stock Unit is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

16.           Change in Stock, Adjustments, Etc.

In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting shareholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or, if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then appropriate adjustment shall be made by the Compensation Committee to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Options, Restricted Stock and Restricted Stock Units as provided in the respective Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

17.           Effective Date of Plan; Termination Date of Plan.

Subject to the approval of the Plan by the affirmative vote of the holders of a majority of the Company's securities entitled to vote and represented at a meeting duly held in accordance with applicable law, the Plan shall be deemed effective April 18, 2014.  The Plan shall terminate at midnight on April 18, 2024, except as to Options previously granted and outstanding under the Plan at that time.  No Options, Restricted Stock and Restricted Stock Units shall be granted after the date on which the Plan terminates.  The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Options, Restricted Stock and Restricted Stock Units then outstanding under the Plan.

18.           Withholding Taxes.

The Company, or any Related Company, may take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company, or any Related Company, is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Award including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of Option Shares or Restricted Stock.

19.           Change in Control.

In the event of a Change in Control of the Company, (a) the Compensation Committee, in its discretion, may, at any time an Award is granted, or at any time thereafter, accelerate the time period relating to the exercise or realization of any Options, Restricted Stock and Restricted Stock Units; and (b) with respect to Options, Restricted Stock and Restricted Stock Units, the Compensation Committee in its sole discretion may, at any time an Award is granted, or at any time thereafter, take one or more of the following actions, which may vary among individual Participants: (i) provide for the purchase of an Option, Restricted Stock and Restricted Stock Units for an amount of cash or other property that could have been received upon the exercise of the Option, Restricted Stock and Restricted Stock Unit had the Option been currently exercisable; (ii) adjust the terms of the Awards in a manner determined by the Compensation Committee to reflect the Change in Control; (iii) cause the Awards to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of outstanding Options, Restricted Stock and Restricted Stock Units, or the substitution for such Options, Restricted Stock and Restricted Stock Units of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Plan and such Options, Restricted Stock and Restricted Stock Units, or the new options and rights substituted therefor, shall continue in the manner and under the terms so provided; (iv) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised for a limited period of time on or before a specified date fixed by the Compensation Committee, after which specified date, all unexercised Options and all rights of Optionees thereunder shall terminate; or (v) make such other provision as the Committee may consider equitable.

20.           Amendment.

(a)  The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made that would impair the right of a Participant under an outstanding Agreement.  In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

(b)  The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent.

(c)  Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules without shareholder approval.

21.           Other Provisions.

(a)  The use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary.

(b)  Any expenses of administering the Plan shall be borne by the Company.

(c)  This Plan shall be construed to be in addition to any and all other compensation plans or programs.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

(d)  The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all personnel having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Nevada.

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